CLIPPER EXXPRESS COMPANY

                            Financial Statements

                           June 30, 1994 and 1993

CLIPPER EXXPRESS COMPANY
Balance Sheets
                                                 June 30        December 31
                                                 1994              1993
                                               (Unaudited)        (Note)
Assets
Current assets:
  Cash and cash equivalents                 $   1,972,473       $   908,065
  Trade accounts receivable, less
     allowance for doubtful accounts of
     $453,886 in 1994 and $682,702 in 1993     14,723,838        14,274,056
Other receivables                               1,083,548           872,595
  Notes receivable - affiliate                    300,000           300,000
  Prepaid expenses                                155,207           216,650
                                              -----------       -----------
       Total current assets                    18,235,066        16,571,366

Notes receivable - affiliate                    1,434,956         1,447,565
Property and equipment, at cost:
  Service and administrative equipment          1,354,383         1,353,996
  Other                                            98,665            98,665
                                              -----------       -----------
       Total property and equipment             1,453,048         1,452,661
  Less accumulated depreciation                  (892,192)         (860,343)
                                              -----------       -----------
       Net property and equipment                 560,856           592,318
                                              -----------       -----------
       Total Assets                           $20,230,878       $18,611,249
                                              ===========       ===========
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $ 9,766,869       $10,983,372
  Accrued expenses and other liabilities        1,188,877         1,506,957
                                              -----------       -----------
       Total current liabilities               10,955,746        12,490,329

Deferred gain on sale of buildings              1,350,077         1,430,202
                                              -----------       -----------
       Total liabilities                       12,305,823        13,920,531

Stockholders' equity:
  Common stock, $.01 par value.  Authorized
   10,000 shares; issued and outstanding
   5,414 shares                                        54                54
  Additional paid-in capital                    1,263,931         1,263,931
  Retained earnings                             6,661,070         3,426,733
                                              -----------       -----------
       Total stockholders' equity               7,925,055         4,690,718
                                              -----------       -----------
       Total Liabilities and
        Stockholders' Equity                  $20,230,878       $18,611,249
                                              ===========       ===========

<F1>
Note: The balance sheet at December 31, 1993 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
<F2>
See accompanying notes to financial statements.

CLIPPER EXXPRESS COMPANY
Statements of Earnings and Retained Earnings (Unaudited)
                                                     Six Months Ended
                                                          June 30
                                                 1994              1993

Revenue                                      $ 56,447,666      $ 51,606,530
Purchased transportation services              46,133,757        42,485,023
                                             ------------      ------------
       Gross margin                            10,313,909         9,121,507

Indirect expenses:
  Salaries, wages and benefits                  4,704,656         5,128,326
  Occupancy and supplies                        1,127,171           997,037
  Selling, general and administration             712,040           917,345
  Professional services                           220,559           242,828
  Depreciation                                     66,881           135,221
  State income taxes                               94,141            44,290
  Insurance                                        64,220            47,719
  Other                                           120,341            89,649
                                              -----------       -----------
                                                7,110,009         7,602,415
                                              -----------       -----------
       Operating income                         3,203,900         1,519,092

Nonoperating income (expense):
  Interest income                                  48,183            12,229
  Interest expense                                (18,668)           (3,082)
  Other, net                                          922               (19)
                                              -----------       -----------
                                                   30,437             9,128
                                              -----------       -----------
       Net income                               3,234,337         1,528,220

Retained earnings at beginning of period        3,426,733         4,261,677
Dividends paid                                         --        (2,165,600)
                                              -----------       -----------
Retained earnings at end of period           $  6,661,070      $  3,624,297
                                             ============      ============

See accompanying notes to financial statements.

CLIPPER EXXPRESS COMPANY
Statements of Cash Flows (Unaudited)
                                                     Six Months Ended
                                                          June 30
                                                 1994              1993
Cash flows from operating activities:
  Net income                                   $3,234,337        $1,528,208
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Depreciation                                  66,881           135,221
     Loss on disposal of computer equipment        (3,200)               --
     Amortization of deferred gain on sale
      of buildings                                (80,125)          (14,357)
       Increase in receivables                   (660,735)       (1,527,806)
       Decrease (increase) in prepaid
        expenses                                   61,443           (26,318)
       Increase (decrease) in accounts
        payable and accrued liabilities        (1,534,583)        2,247,160
                                               ----------        ----------
Net cash provided by operating
        activities                              1,084,018         2,342,108

Cash flows from investing activities:
  Purchase of equipment                           (35,419)          (43,497)
  Notes receivable from affiliate                      --          (300,000)
  Payment of notes receivable                      12,609                --
  Proceeds from sale of fixed assets                3,200                --
                                              -----------       -----------
       Net cash used in investing
        activities                                (19,610)         (343,497)

Cash flows from financing activities:
  Dividends paid                                       --        (2,165,600)
  Principal payments on debt                           --           (30,007)
                                              -----------       -----------
       Net cash used in financing
        activities                                     --        (2,195,607)
                                              -----------       -----------
       Net increase (decrease) in cash
        and cash equivalents                    1,064,408          (196,996)

Cash and cash equivalents at
 beginning of period                              908,065         2,141,191
                                               ----------        ----------

Cash and cash equivalents at end of period     $1,972,473        $1,944,195
                                               ==========        ==========

CLIPPER EXXPRESS COMPANY
Statements of Cash Flows, Continued
                                                     Six Months Ended
                                                          June 30
                                                 1994              1993

Supplemental disclosure of cash flow
 information:
  State income taxes paid                      $   55,235        $   57,400
                                               ==========        ==========

  Interest paid                                $       --        $    3,082
                                               ==========        ==========

See accompanying notes to financial statements.

CLIPPER EXXPRESS COMPANY
Notes to Financial Statements
June 30, 1994


Note A -- Nature of the Business

  Clipper Exxpress Company (the Company), a Delaware corporation, is a transcontinental general commodities freight forwarder, specializing in less-than-trailer load (LTL) shipments, and a shipper's agent, specializing in the arrangement of door-to-door movements of trailer load (TL) shipments of general commodity freight throughout the United States. As a freight forwarder, the Company arranges the movement of merchandise from its point of origin to its destination with railroads and over the road carriers acting as the source of transportation, which allows for direct nonstop service to major metropolitan areas. As a shipper's agent, the Company arranges all the components of the movement of TL freight for the customer from the point of origin to its destination, including pickup and delivery, railroad services, monitoring of the shipment's progress, and consolidation of billing.

Note B -- Financial Statement Presentation

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1994, are not necessarily indicative of the results that may be expected for the year ended December 31, 1994. For further information, refer to the Company's financial statements and footnotes thereto for the year ended December 31, 1993, included elsewhere herein.

Note C -- Subsequent Event

  On September 30, 1994, the Company and two affiliated companies were purchased by Arkansas Best Corporation pursuant to a stock purchase agreement entered into on August 18, 1994. Under the agreement, Arkansas Best Corporation is to pay a total consideration of approximately $60 million in cash for the Company and its affiliates, subject to certain closing audit and other contractual adjustments.